UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2026
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
On February 17, 2026, Cousins Properties Incorporated (the “Company”) announced that the Board of Directors of the Company has authorized the repurchase of up to $250 million of its outstanding common shares. The Company anticipates funding the share repurchase program with proceeds from non-core asset sales, retained cash, debt financing, and/or settlement of common shares previously issued on a forward basis under the Company's at-the-market stock offering program ("ATM"). The Company may purchase its common shares from time to time in amounts and at prices determined by the Company in its discretion. The repurchases may be executed in the open market, through private negotiations, or in other manners permitted by federal securities laws and other legal requirements. The share repurchase program does not have an expiration date, does not obligate the Company to repurchase any dollar amount or number of shares, and may be suspended or discontinued at any time.

A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
    (a)    Exhibits

Exhibit Number        Exhibit Description

99.1	Press Release dated February 17, 2026.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2026

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel, and Corporate Secretary